UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2004

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

SIGNATURES
EX-99.1 PRESS RELEASE

Item 5. Other Events

     On August 9, 2004, Insteel Industries, Inc. issued a press release announcing that it had filed an application with the NASDAQ Stock Market, Inc. (“NASDAQ”) to make its common stock eligible for quotation on the NASDAQ National Market System (“NASDAQ NMS”). A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and by this reference made a part hereof. There can be no assurance as to the timing of any NASDAQ action with respect to the Company’s application or that the Company’s common stock will ultimately become eligible for quotation on the NASDAQ NMS.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: August 9, 2004	By:	/s/ H.O. Woltz III

H.O. Woltz III President and Chief Executive Officer

Date: August 9, 2004	By:	/s/ Michael C. Gazmarian

Michael C. Gazmarian Chief Financial Officer and Treasurer